Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
Trinity Industries, Inc. Announces Second Quarter 2026 Results
Reports quarterly earnings from continuing operations of $1.25 per diluted share
Generates year-to-date operating cash flow of $172 million and net gains on lease portfolio sales of $30 million
Completed railcar partnership transaction and recorded non-cash pre-tax gain of $132 million
Lease fleet utilization of 97.3% at quarter-end
Delivered 1,570 railcars in the quarter; backlog of $1.6 billion at quarter-end
DALLAS, Texas – July 30, 2026 – Trinity Industries, Inc. (NYSE:TRN) today announced earnings results for the second quarter ended June 30, 2026.
Financial and Operational Highlights – Second Quarter
•Quarterly total company revenues of $485 million
•Quarterly income from continuing operations per common diluted share ("EPS") of $1.25
•Lease fleet utilization of 97.3% and Future Lease Rate Differential ("FLRD") of 3.5% at quarter-end
•Railcar deliveries of 1,570 and new railcar orders of 1,560
•Year-to-date cash flow from continuing operations of $172 million and net gains on lease portfolio sales of $30 million
•Last twelve months ("LTM") Return on Equity ("ROE") of 30.2% and Adjusted ROE of 32.4%
2026 Guidance
•Industry deliveries of approximately 25,000 railcars
•Net fleet investment of $300 million to $400 million
•Operating and administrative capital expenditures of $55 million to $65 million
•EPS of $2.20 to $2.40 (1)
Management Commentary
"In the second quarter, Trinity delivered EPS of $1.25 anchored by the $132 million non-cash pre-tax gain from the completion of our railcar partnership transaction with Napier Park," said Jean Savage, Trinity's Chief Executive Officer and President. "This outcome reflects the depth of value embedded in our lease fleet and our ability to unlock it in ways that create tangible returns for shareholders."

"Our leasing platform continues to strengthen. Fleet utilization remained at 97.3%, renewal success rates improved to 75%, and a Future Lease Rate Differential of positive 3.5% points to continued lease rate growth in the periods ahead." Ms. Savage added, "We also expanded our global footprint with the acquisition of a 32.0% interest in the Touax Texmaco Railcar Leasing Private Limited joint venture in India giving us a presence in India's rapidly developing rail market."

"Inquiry levels are trending upward and the quarter's book-to-bill approached 1.0x, early signs that the demand environment in Rail Products is beginning to build," Ms. Savage continued. "Second quarter margin fell short of our expectations due to temporary operational challenges, though the operational improvements we have made over the past several years remain firmly in place. With a meaningful increase in delivery volumes in the second half of the year, our full-year margin outlook of 5% to 6% is unchanged."

"The industrial indicators underpinning our markets, including manufacturing PMI, carload growth, and customer inquiry levels, have each trended positively, and we believe the freight cycle is turning in rail's favor." Ms. Savage concluded, "With our leasing platform performing well, our balance sheet in strong shape, and our full-year EPS guidance of $2.20 to $2.40 intact, we are confident in Trinity's ability to continue generating above-market returns for our shareholders."
(1) Excludes items outside our core business operations

Consolidated Financial Summary

	Three Months Ended June 30,
	2026	2025	Year over Year – Comparison
	($ in millions, except per share amounts)
Revenues	$485.1	$506.2	Reduced revenues resulting from the divestitures of two partially-owned leasing subsidiaries since the prior year period, partially offset by higher lease rates
Operating profit	$199.8	$95.4
$132 million non-cash gain on railcar partnership transaction and higher lease rates, partially offset by higher operating costs for the lease fleet. Additionally, Q2-25 included the results of two partially-owned leasing subsidiaries that have since been divested

Interest expense, net	$64.3	$67.7
Net income from continuing operations attributable to Trinity Industries, Inc.	$102.2	$16.0
EBITDA (1)	$272.2	$171.7
Effective tax expense rate	23.7%	15.8%	Q2 2025 tax rate includes the benefit of tax credits purchased at a discount
Diluted EPS – GAAP	$1.25	$0.19

	Six Months Ended June 30,
	2026	2025	Year over Year – Comparison
	(in millions)
Net cash provided by operating activities – continuing operations	$172.4	$141.9
Income tax refunds received in the current year period and the purchase of tax credits in the prior year period, partially offset by an increase in inventory and the timing of payments for operating liabilities

Cash flow from operations with net gains on lease portfolio sales (1)	$202.6	$155.6
Net fleet investment	$126.0	$232.7	Timing of fleet additions and lease portfolio sales
Returns of capital to stockholders	$71.3	$89.6
(1) Non-GAAP financial measure. See the Reconciliations of Non-GAAP Measures section within this Press Release for a reconciliation to the most directly comparable GAAP measure and why management believes this measure is useful to management and investors.
Additional Business Items
•Total committed liquidity of $1.0 billion as of June 30, 2026.

Business Group Summary

	Three Months Ended June 30,
	2026	2025	Year over Year – Comparison
	($ in millions)
Railcar Leasing and Services Group
Revenues	$281.1	$302.4	Reduced revenues resulting from the divestitures of two partially-owned leasing subsidiaries since the prior year period, partially offset by higher lease rates and a favorable mix of repairs
Operating profit	$224.3	$118.6
Gain on railcar partnership transaction and higher lease rates, partially offset by higher maintenance and compliance costs for the lease fleet. Additionally, Q2-25 included the results of two partially-owned leasing subsidiaries that have since been divested

Operating profit margin	79.8%	39.2%
Gains on lease portfolio sales	$8.2	$7.8
Gain on divestiture of partially-owned leasing subsidiary	$131.6	$—
Fleet utilization (1)	97.3%	96.8%
FLRD (2)	+3.5%	+18.3%
Wholly-owned lease fleet (in units)	96,280	88,285
As a result of the railcar partnership transactions completed since the prior year period, approximately 6,235 railcars were transferred from partially-owned to wholly-owned and approximately 17,025 railcars were transferred from partially-owned to investor-owned.

Partially-owned lease fleet (in units)	—	23,260
Investor-owned lease fleet (in units)	50,650	34,205
Rail Products Group
Revenues	$258.5	$293.5	Lower deliveries
Operating profit	$3.4	$8.9	Lower deliveries and the impact of a production interruption in one of our manufacturing facilities
Operating profit margin	1.3%	3.0%
New railcars:
Deliveries (in units)	1,570	1,815
Orders (in units)	1,560	2,310
Order value	$189.3	$318.3
Backlog value	$1,585.2	$1,959.8
Sustainable railcar conversions:
Deliveries (in units)	115	25
Backlog (in units)	370	—
Backlog value	$28.2	$—
Eliminations
Eliminations – revenues	$(54.5)	$(89.7)
Eliminations – operating profit	$(0.8)	$(5.6)
Corporate and other
Selling, engineering, and administrative expenses	$27.1	$28.8

	June 30, 2026	December 31, 2025
Loan-to-value ratio
Wholly-owned subsidiaries	70.8%	70.2%
(1) Includes wholly-owned railcars, partially-owned railcars, and railcars under leased-in arrangements.
(2) FLRD calculates the implied change in lease rates for railcar leases expiring over the next four quarters. The FLRD assumes that these expiring leases will be renewed at the most recent quarterly transacted lease rates for each railcar type. We believe the FLRD is useful to both management and investors as it provides insight into the near-term trend in lease rates.

Conference Call
Trinity will hold a conference call at 8:00 a.m. Eastern on July 30, 2026 to discuss its second quarter results. To listen to the call, please visit the Investor Relations section of the Company's website at www.trin.net and access the Events & Presentations webpage, or the live call can be accessed at 1-888-317-6003 with the conference passcode "7321941". Please call at least 10 minutes in advance to ensure a proper connection. An audio replay may be accessed through the Company’s website or by dialing 1-877-344-7529 with passcode "7528453" until 11:59 p.m. Eastern on August 6, 2026.
Additionally, the Company will provide a quarterly investor presentation that will be accessible both within the webcast and on Trinity's Investor Relations website under the Events and Presentations portion of the site along with the Second Quarter Earnings Call event weblink.
Non-GAAP Financial Measures
We have included financial measures compiled in accordance with generally accepted accounting principles ("GAAP") and certain non-GAAP measures in this earnings press release to provide management and investors with additional information regarding our financial results. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies. For each non-GAAP financial measure, a reconciliation to the most comparable GAAP measure has been included in the accompanying tables. When forward-looking non-GAAP measures are provided, quantitative reconciliations to the most directly comparable GAAP measures are not provided because management cannot, without unreasonable effort, predict the timing and amounts of certain items included in the computations of each of these measures. These factors include, but are not limited to: the product mix of expected railcar deliveries; the timing and amount of significant transactions and investments, such as lease portfolio sales, capital expenditures, and returns of capital to stockholders; and the amount and timing of certain other items outside the normal course of our core business operations.

About Trinity Industries
Trinity Industries, Inc., headquartered in Dallas, Texas, owns businesses that are leading providers of rail transportation products and services in North America. Our businesses market their railcar products and services under the trade name TrinityRail®. Our platform also includes the brands of RSI Logistics, a provider of software and logistics solutions, and Holden America, a supplier of railcar parts and components. Our platform provides railcar leasing and management services; railcar manufacturing; railcar maintenance and modifications; and other railcar logistics products and services. Trinity reports its financial results in two reportable business segments: (1) Railcar Leasing and Services Group and (2) Rail Products Group. For more information, visit: www.trin.net.
Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity's estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements, including, but not limited to, future financial and operating performance, future opportunities and any other statements regarding events or developments that Trinity believes or anticipates will or may occur in the future. Trinity uses the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” “guidance,” “projected,” “outlook,” and similar expressions to identify these forward-looking statements. Forward-looking statements speak only as of the date of this release, and Trinity expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Trinity’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by federal securities laws. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations, including but not limited to risks and uncertainties regarding geopolitical events and conflicts, as well as economic, competitive, governmental, and technological factors affecting Trinity’s operations, markets, products, services and prices, and such forward-looking statements are not guarantees of future performance. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and “Forward-Looking Statements” in Trinity’s Annual Report on Form 10-K for the most recent fiscal year, as may be revised and updated by Trinity’s Quarterly Reports on Form 10-Q, and Trinity’s Current Reports on Form 8-K.

Investor Contact:
Leigh Anne Mann
Vice President, Investor Relations
Trinity Industries, Inc.
(Investors) 214/631-4420

Media Contact:
Jack L. Todd
Vice President, Public Affairs
Trinity Industries, Inc.
(Media Line) 214/589-8909
- TABLES TO FOLLOW -

Trinity Industries, Inc.
Condensed Consolidated Statements of Operations
(in millions, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues	$485.1	$506.2	$977.1	$1,091.6
Operating costs:
Cost of revenues	375.2	372.8	738.3	816.0
Selling, engineering, and administrative expenses	51.1	49.4	101.8	99.4
Gains on dispositions of property and other divestitures:
Lease portfolio sales	8.2	7.8	30.2	13.7
Gain on divestiture of partially-owned leasing subsidiary	131.6	—	131.6	—
Other	1.2	3.6	2.1	5.3
	285.3	410.8	676.2	896.4
Operating profit	199.8	95.4	300.9	195.2
Interest expense, net	64.3	67.7	129.7	133.8
Other, net	1.5	1.7	2.1	(1.0)
Income from continuing operations before income taxes	134.0	26.0	169.1	62.4
Provision for income taxes	31.8	4.1	40.3	11.5
Income from continuing operations	102.2	21.9	128.8	50.9
Loss from discontinued operations, net of income taxes	(3.9)	(1.9)	(5.7)	(3.8)
Net income	98.3	20.0	123.1	47.1
Net income attributable to noncontrolling interest	—	5.9	0.6	10.9
Net income attributable to Trinity Industries, Inc.	$98.3	$14.1	$122.5	$36.2

Basic earnings per common share:
Income from continuing operations	$1.28	$0.20	$1.61	$0.49
Loss from discontinued operations	(0.05)	(0.02)	(0.07)	(0.05)
Net income attributable to Trinity Industries, Inc.	$1.23	$0.17	$1.54	$0.44
Diluted earnings per common share:
Income from continuing operations	$1.25	$0.19	$1.57	$0.48
Loss from discontinued operations	(0.05)	(0.02)	(0.07)	(0.05)
Net income attributable to Trinity Industries, Inc.	$1.20	$0.17	$1.50	$0.43
Weighted average number of shares outstanding:
Basic	79.6	81.3	79.7	81.4
Diluted	81.6	82.9	81.8	83.4
Note: Earnings per common share is calculated independently for each component and may not sum to total net income attributable to Trinity Industries, Inc. per common share due to rounding.
Trinity has certain unvested restricted stock awards that participate in dividends on a nonforfeitable basis and are therefore considered to be participating securities. Consequently, diluted net income attributable to Trinity Industries, Inc. per common share is calculated under both the two-class method and the treasury stock method, and the more dilutive of the two calculations is presented.

Trinity Industries, Inc.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	June 30, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$155.7	$201.3
Receivables, net of allowance	339.2	389.1
Income tax receivable	6.7	27.5
Inventories	533.6	469.1
Restricted cash	114.2	122.3
Property, plant, and equipment, net:
Railcars in our lease fleet:
Wholly-owned subsidiaries	6,532.6	6,512.4
Partially-owned subsidiary	—	372.2
Deferred profit on railcar products sold	(560.8)	(628.6)
Operating and administrative assets	360.7	365.3
	6,332.5	6,621.3
Goodwill	221.5	221.5
Other assets	528.6	372.3
Total assets	$8,232.0	$8,424.4

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$276.5	$269.6
Accrued liabilities	272.2	301.2
Debt:
Recourse	598.8	598.5
Non-recourse:
Wholly-owned subsidiaries	4,627.7	4,573.4
Partially-owned subsidiary	—	270.6
	5,226.5	5,442.5
Deferred income taxes	1,178.0	1,129.0
Other liabilities	133.1	136.8
Stockholders' equity:
Trinity Industries, Inc.	1,143.1	1,077.2
Noncontrolling interest	2.6	68.1
	1,145.7	1,145.3
Total liabilities and stockholders' equity	$8,232.0	$8,424.4

Trinity Industries, Inc.
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Six Months Ended June 30,
	2026	2025
Operating activities:
Net cash provided by operating activities – continuing operations	$172.4	$141.9
Net cash used in operating activities – discontinued operations	(5.7)	(3.8)
Net cash provided by operating activities	166.7	138.1

Investing activities:
Capital expenditures – lease fleet	(240.3)	(295.7)
Proceeds from lease portfolio sales	114.3	63.0
Capital expenditures – operating and administrative	(18.0)	(17.9)
Other investing activities	(37.8)	8.5
Net cash used in investing activities	(181.8)	(242.1)

Financing activities:
Net proceeds from (repayments of) debt	45.7	160.1
Shares repurchased	(20.3)	(39.0)
Dividends paid to common shareholders	(50.5)	(50.4)
Other financing activities	(13.5)	(25.8)
Net cash provided by (used in) financing activities	(38.6)	44.9
Net decrease in cash, cash equivalents, and restricted cash	(53.7)	(59.1)
Cash, cash equivalents, and restricted cash at beginning of period	323.6	374.4
Cash, cash equivalents, and restricted cash at end of period	$269.9	$315.3

Trinity Industries, Inc.
Reconciliations of Non-GAAP Measures
($ in millions, except percentages)
(unaudited)
Adjusted Return on Equity
Adjusted Return on Equity (“Adjusted ROE”) is defined as a ratio for which (i) the numerator is calculated as income or loss from continuing operations, adjusted to exclude the effects of net income or loss attributable to noncontrolling interest; and (ii) the denominator is calculated as average Trinity stockholders’ equity (which excludes noncontrolling interest). In the following table, the numerator and denominator of our Adjusted ROE calculation are reconciled to income from continuing operations and total stockholders’ equity, respectively, which are the most directly comparable GAAP financial measures. Management believes that Adjusted ROE is a useful measure to both management and investors as it provides an indication of the economic return on the Company’s investments over time. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	LTM June 30, 2026	June 30, 2025
	($ in millions)
Numerator:
Income from continuing operations	$362.4
Net income attributable to noncontrolling interest	(13.9)
Net income from continuing operations attributable to Trinity Industries, Inc.	348.5

Denominator:
Total stockholders' equity	$1,145.7	$1,257.8
Noncontrolling interest	(2.6)	(248.7)
Trinity stockholders' equity	$1,143.1	$1,009.1

Average total stockholders' equity	$1,201.8
Return on Equity (1)	30.2%

Average Trinity stockholders' equity	$1,076.1
Adjusted Return on Equity (2)	32.4%
(1) Return on Equity is calculated as income from continuing operations divided by average total stockholders' equity.
(2) Adjusted Return on Equity is calculated as net income from continuing operations attributable to Trinity Industries, Inc. divided by average Trinity stockholders' equity, each as defined and reconciled above.

Cash Flow from Operations with Net Gains on Lease Portfolio Sales
Cash flow from operations with net gains on lease portfolio sales is a non-GAAP financial measure. We believe this measure is useful to both management and investors as it provides a relevant measure of liquidity and a useful basis for assessing the breadth of the cash flow generation capabilities across our operating platform, as well as our ability to fund our operations and repay our debt. This measure is defined as net cash provided by operating activities from continuing operations as computed in accordance with GAAP, plus net gains on lease portfolio sales and is reconciled to net cash provided by operating activities from continuing operations, the most directly comparable GAAP financial measure, in the following table. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	Six Months Ended June 30,
	2026	2025
Net cash provided by operating activities – continuing operations	$172.4	$141.9
Net gains on lease portfolio sales	30.2	13.7
Cash flow from operations with net gains on lease portfolio sales	$202.6	$155.6
EBITDA
“EBITDA” is defined as income from continuing operations plus interest expense, provision for income taxes, and depreciation and amortization expense. EBITDA is a non-GAAP financial measure; however, the amounts included in the calculation are derived from amounts included in our GAAP financial statements. EBITDA is reconciled to net income, the most directly comparable GAAP financial measure, in the following table. This information is provided to assist management and investors in making meaningful comparisons of our operating performance between periods. We believe EBITDA is a useful measure for analyzing the performance of our business. We also believe that EBITDA is commonly reported and widely used by investors and other interested parties as a measure of a company’s operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to capital structure, depreciation or amortization (which can vary significantly depending on many factors). EBITDA should not be considered as an alternative to net income, as an indicator of our operating performance, or as an alternative to operating cash flows as measures of liquidity. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures for other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income	$98.3	$20.0	$123.1	$47.1
Less: Loss from discontinued operations, net of income taxes	(3.9)	(1.9)	(5.7)	(3.8)
Income from continuing operations	102.2	21.9	128.8	50.9
Interest expense	66.7	70.5	134.9	139.3
Provision for income taxes	31.8	4.1	40.3	11.5
Depreciation and amortization expense	71.5	75.2	144.1	149.5
EBITDA	$272.2	$171.7	$448.1	$351.2